FOR: PW Eagle, Inc.

1550 Valley River Drive

Eugene, OR 97440

(Nasdaq-NMS: "PWEI")

CONTACT: Scott Long,

Chief Financial Officer, PW Eagle, Inc.

541-343-0200

PW EAGLE ANNOUNCES DATE FOR RELEASE OF SECOND QUARTER EARNINGS

Eugene, Oregon -- July 20, 2005 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI") today announced that it will release its financial results for the second quarter and first half of 2005 on August 4th after the market closes. The Company will hold its second quarter webcast and conference call on Monday, August 8, 2005 at 1:00 p.m. Central Time to discuss the second quarter and first half 2005 results. The conference call will be available live on the Internet at http://www.pweagleinc.com/investor. The call will be archived at that location for one week following its original webcast. The conference telephone number is 1-866-700-7101, use 62773145 as the confirmation code to access the call. The call will be also archived for one week at 888-286-8010, use 33112143 as the access code.

As previously announced, PW Eagle filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on April 29, 2005 covering 804,219 shares of PW Eagle common stock, which is held by one investor. The Company continues to work with the Securities and Exchange Commission so that the Registration Statement can become effective. PW Eagle does not expect that the Registration Statement will become effective until the week of August 8th at the earliest.

PW Eagle, Inc. is a leading extruder of PVC pipe products. USPoly Company is an extruder of polyethylene pipe. PW Eagle and USPoly operate fourteen manufacturing facilities across the United States. PW Eagle's common stock is traded on the Nasdaq Market under the symbol "PWEI".

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Our expectation as to the effectiveness of the registration statement is a forward-looking statement and as such is subject to risks.  There is no guarantee that the registration statement will be declared effective in the anticipated time frame or at all depending upon the SEC review process and business conditions that may arise from time to time.  We undertake no obligation to update our forward-looking statements.

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